LEASE AGREEMENT

BY AND BETWEEN

SIMPLIKATE SYSTEMS, LLC ("TENANT")

AND

3050 BISCAYNE PROPERTIES, LLC ("LANDLORD")

PROPERTY LOCATED AT
3050 BISCAYNE BOULEVARD
MIAMI, FLORIDA

TABLE OF CONTENTS

EXHIBITS

BASIC LEASE INFORMATION

A. Building:	3050 Biscayne Boulevard Miami, Florida 33137
B. Premises:	Suite 602
C. Term:	Five (5) years
D. Rentable Area:	Approximately 2,919 rentable square feet
E. Tenant's Share:	3.4%
F. Base Rent:	$7,000 per month for first Lease Year (See Section 2.01)
G. Rent Commencement Date:	The date that is the later to occur of the following: (i) Landlord delivers the Premises to Tenant with Landlord's Work Substantially Completed; or (ii) July 1, 2013.
H. Permitted Use:	Office for software development
I. Security Deposit:	$35,000 (5 months' Base Rent)
J. Parking:	Two assigned spaces at $45 each per month
K. Broker:	Chariff Realty Group
L. Landlord's Notice Address:	2200 Biscayne Boulevard Miami, Florida 33137 Attention: Sharon Christenbury
M. Tenant's Notice Address:	3050 Biscayne Boulevard Miami, Florida 33137 Suite 602 Attention: Tushar Patel
N. Address for Rent Payments:	2200 Biscayne Boulevard Miami, FL 33137 Attention: Soralin Sanchez
O. Option to Renew:	One Five Year Option

LEASE AGREEMENT
3050 BISCAYNE BOULEVARD

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the ___ day of ________, 2013 by and between **3050 BISCAYNE PROPERTIES, LLC,** a Delaware limited liability company, having an office address at 2200 Biscayne Boulevard, Miami, Florida 33137 ("Landlord") and **SIMPLIKATE SYSTEMS, LLC,** a Florida limited liability company, having an address at 3050 Biscayne Boulevard, Suite 602, Miami, Florida 33137 ("Tenant"). Landlord and Tenant shall each be known hereunder as a "Party" and collectively as the "Parties."

ARTICLE I.
BASIC LEASE PROVISIONS

1.01 Premises, Landlord's Work, Tenant's Work

A. Landlord, for and in consideration of the rents, covenants and agreements hereafter reserved and contained on the part of Tenant to be observed and performed, the receipt and sufficiency of which is hereby acknowledged, hereby demises and leases to Tenant, and Tenant rents from Landlord, the Premises (the "Premises") known as Suite 602, as more particularly shown on the floor plan annexed hereto as Exhibit "A" in the building (the "Building"), commonly known as Executive Plaza located at 3050 Biscayne Boulevard, Miami, Florida pursuant to the terms and conditions of this Lease. The Building and the outdoor parking facility (the "Parking Facility"), which are located on the land (the "Land"), which is legally described on Exhibit "B," together with all common areas not specifically made a part of the Building or the Parking Facility, and all easements, air rights, development rights, parking facilities and other improvements from time to time located thereon or related thereto are hereinafter collectively referred to as the "Property."

The Parties agree that for purposes of this Lease the Premises consists of approximately 2,919 rentable square feet, and is located on the sixth floor of the Building, and the Building is deemed to consist of 88,245 rentable square feet, and in no event will the designation of such deemed rentable square feet constitute or imply any representation or warranty by Landlord as to the actual size of any floor or other portion of the Building, including the Premises. Tenant's pro-rata share of Operating Costs (as hereafter defined), shall be deemed to be 3.4%.

B. Subject to Landlord's Work, Tenant will accept the Premises on the Commencement Date (as hereafter defined), in "AS-IS" condition, and, except as expressly provided herein, Landlord will have no obligation to do any work or perform any installations to prepare the Premises for Tenant's occupancy or use. Notwithstanding the foregoing, Landlord will warrant Landlord's Work against defective workmanship and materials and will remedy any such defects which appear within a period ending one year after the Rental Commencement Date unless such repair is necessitated by the negligence of Tenant or Tenant's employees, agents or contractors. Unless otherwise provided herein, Tenant hereby certifies that it has inspected the Premises and accepts the Premises in its existing condition as of the Effective Date. Tenant's acceptance of the possession of the Premises shall be conclusive as to Tenant's acceptance of the condition of the Premises, subject to the terms contained herein.

C. Landlord's Work. Landlord will (a) install and maintain building standard window coverings and exterior doors in the Building and the Premises (the maintenance of which may be included in Operating Costs), and (b) perform the work set forth on Exhibit "C" (collectively, "Landlord's Work").

D. Tenant's Work. Tenant will, at Tenant's sole cost and expense, construct all work not included in Landlord's Work to prepare the Premises for the intended use. Tenant's Work will be performed and paid for exclusively by Tenant.

1.02 Permitted Use, Common Areas, Parking

A. Permitted Use

Tenant shall use the Premises solely for use as an office for software development ("Permitted Use"), and for no other use or purpose. Tenant agrees not to use or permit the use of the Premises for any purpose other than the Permitted Use or for any activity which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or negatively affects the reputation of Landlord or the Building or which would increase the cost of insurance coverage with respect to the Building. Tenant shall not at any time knowingly suffer the Premises to be used or occupied in violation of (i) the certificate of occupancy issued for the Premises or for the Building, (ii) any of the provisions of this Lease, (iii) zoning ordinances, and rules and regulations of any governmental or quasi-governmental authorities having jurisdiction, or (iv) such conditions, restrictions and other encumbrances to which the Building or any part thereof is subject. Tenant shall be solely responsible for securing and maintaining any and all approvals and permits (collectively, "Approvals") required for Tenant's Permitted Use hereunder and Landlord, at no cost or liability to Landlord, will cooperate with Tenant in securing any such Approvals.

B. Common Areas

Landlord hereby grants to Tenant for the Term (as hereafter defined) of this Lease and any extensions thereof, a revocable, non-exclusive license in common with others entitled thereto, of the common areas, service roads, loading facilities, and sidewalks and visitor parking areas as may be provided from time to time by Landlord, as such common areas now exist or as common areas may hereinafter be constructed, and other facilities as may be designated from time to time by Landlord (collectively, the "Common Areas") subject, however, to the terms and conditions of this Lease and the Rules and Regulations (as hereafter defined), for the use thereof as prescribed and amended from time to time by Landlord. Notwithstanding the foregoing, the Common Areas and Building common areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, but not the obligation, to construct, maintain and operate lighting facilities on all said areas and improvements, and to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities herein above referred to; and to restrict parking by tenants, their officers, agents and employees to employee parking areas.

Landlord will clean and maintain the Common Areas and the public and common areas of the Building, main lobby in the Building, exterior windows, load bearing elements, foundations, roof and common areas that form a part of the Building and the building standard mechanical, electrical, the heating, ventilation and air conditioning system (the "HVAC System"), life safety systems, pipes and conduits that are provided by Landlord in the operation of the Building. Tenant acknowledges that the Landlord is in the process of renovating the Building, the Building lobby and other Common Areas, and replacing the existing "curtain wall" of the Building and that such work may adversely impact Tenant's use of the Premises and the common areas of the Building until such work is complete. Except as expressly provided herein, Tenant will not be entitled to any abatement of rent because of such renovations, and waives any and all claims or liability against Landlord related to or allegedly caused by or associated with such work.

C. Parking

Landlord reserves the right in its sole discretion to designate specific parking spaces in the Parking Facility for the exclusive use of a particular tenant or tenants and to institute reasonable procedures to enforce such rights. Tenant's visitors will have the right, at no cost to Tenant, to park in the portion of the Parking Facility designated for visitors' unreserved parking. In addition, Tenant will have the right to use (i) two reserved parking spaces on the "end" of the aisle and closest to the entrance to the rear of the Building beyond the spaces designated for retail tenants, at a cost to Tenant of $45 per space per month, and (ii) unreserved parking spaces on a first-come first-served basis, at no cost to Tenant in an area designated for unreserved parking for Building tenants. Notwithstanding the foregoing, Tenant will not have the right to use spaces in the Parking Facility to the extent and for any period that such spaces are (1) reserved for other tenants or visitors to the Building (except for Tenant's reserved parking spaces set forth in C(i) above), (2) being used as a staging area for construction or renovations, or (3) converted from parking to use as tenant space or a common area. If Landlord elects to provide Tenant with additional reserved or unreserved parking spaces, such spaces will be at a cost to Tenant of $45 per space per month.

Landlord may issue to Tenant a parking sticker or tag, which will authorize parking of a vehicle on which the sticker or tag is displayed, or Landlord will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the section designated for tenants' unreserved parking (or Tenant's reserved parking, as the case may be). Landlord may designate the area within which such cars may be parked, and Landlord may change such designations from time to time upon reasonable prior written notice to Tenant. Landlord may make, modify and enforce the Rules and Regulations relating to the parking of vehicles at the Parking Facility, and the assignment of parking privileges therein, and Tenant will abide by such rules and regulations. Notwithstanding the foregoing and subject to availability, Landlord may provide reserved parking spaces at the Parking Facility at Landlord's then-current rate, which may be increased by Landlord from time to time; provided, however, that, except as expressly provided herein, Landlord will have no obligation to provide Tenant with any such reserved parking spaces. Notwithstanding the foregoing, Landlord will not increase the rate charged to Tenant for parking spaces by more than $5.00 per year per month for each year of the Lease Term. Within five (5) days after written request by Landlord or Landlord's authorized representative, Tenant will furnish to Landlord the license numbers assigned to its cars and those of its employees. No vehicles other than automobiles and pickup trucks will be permitted in the Parking Facility. Landlord may charge as liquidated damages Thirty and 00/100 Dollars ($30.00) for each day or partial day with respect to any car belonging to Tenant, or any of its invitees that is parked in an area outside of the parking area designated for Tenant's use.

Tenant will have the right, at its sole cost and expense, to erect a canopy to cover its two reserved parking space in accordance with the provisions of Section 5.02 hereof. All costs and expenses of preparing the plans and specifications, obtaining all licenses and permits, and installation and maintenance of such canopy shall be at the sole cost and expense of Tenant. Tenant will maintain the canopy in first-class condition and repair, and if Tenant fails to maintain the canopy in such condition, Landlord will have the right to maintain and repair such canopy at Tenant's expense and/or remove the canopy from the Parking Facility. Any amount expended by Landlord pursuant to this paragraph will be deemed to be Rent due under this Lease. Such canopy will remain at the end of the Term for the benefit of Landlord. Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord, and Landlord's beneficiaries, trustees, the managing agent of the Building, if any, Landlord's mortgagee, and each of their respective agents, partners, members, shareholders, officers, directors and employees harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys' fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property arising out of the installation or use of the canopy.

D. Parking Facility Access.

Landlord shall provide access to the Parking Facility for Tenant and its invitees, such access to be controlled in such manner as Landlord, in its sole discretion, deems appropriate and may, at Landlord's election, include access only to persons holding authorized card keys, or other procedure as reasonably determined by Landlord. Landlord will have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons to the Property, and Landlord will not be required to insure against any such losses.

Tenant and Tenant's employees, agents, contractors and invitees shall cooperate fully in any of Landlord's efforts to maintain safety measures at the Property, including the Parking Facility.

E. Compliance with Laws and Rules of Building

Tenant shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction over the Premises) (collectively, "Laws"), which include, but are not limited to the Americans with Disabilities Act ("ADA"), any law pertaining to Hazardous Materials as described in Section 19.07, medical waste as described in Section 19.08, or any other law relating to the environment or relating to the use, condition or occupancy of the Premises. Tenant will also comply with Laws with respect to Tenant's Work and any alterations made by Tenant to the Premises or the Parking Facility.

Tenant shall comply and shall cause its employees, agents, and invitees to comply with the Rules and Regulations of the Building adopted by Landlord from time to time (collectively, the "Rules and Regulations"). The Rules and Regulations in effect as of the date hereof are set forth in Exhibit "E" hereof. Use by Tenant and its employees and agents of the Parking Facility and parking areas in the vicinity of the Building in which the Premises are located shall be subject to such Rules and Regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas in which automobiles owned by Tenant, its employees and agents, shall be parked. Landlord shall at all times enforce the rules and regulations promulgated herein in a non-discriminatory manner.

1.03 Term and Option to Renew

This Lease shall be effective on ("Effective Date") the date of the later to sign of Landlord or Tenant, provided an executed copy of this Lease is thereafter delivered to the other party. The initial term of this Lease ("Term") will commence on the Rent Commencement Date (as hereafter defined) and expire on the last day of the fifth Lease Year (as hereafter defined) (the "Expiration Date"), unless sooner terminated as provided herein. As used in this Lease, the term "Lease Year" means each twelve (12) consecutive month period during the Term commencing on the Rent Commencement Date, except that if the Rent Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Rent Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Rent Commencement Date.

In addition, Tenant will have one five-year option to renew this Lease, subject to the provisions of Exhibit "D."

ARTICLE II.
RENT

2.01 Base Rent, Rent Commencement Date

From and after the Rent Commencement Date, as rental for the lease and use of the Premises, Tenant will pay Landlord, at Landlord's address set forth herein, or at such other address as Landlord may from time to time designate, without demand and without deduction, abatement or set-off, the Base Rent set forth in the Base Rent Schedule set forth below, which sum shall be due and payable, in equal monthly installments, on or before the first day of each calendar month, in advance, for each and every month in the term of this Lease, in lawful money of the United States. "Rent Commencement Date" will be the date that Landlord delivers the Premises to Tenant with Landlord's Work Substantially Completed. "Substantially Completed" will mean that Landlord's Work has been completed except for minor details of construction, mechanical adjustments or decorations or other "punch-list" items that do not adversely affect Tenant's use or occupancy of the Premises. Landlord shall complete such punch-list items within 30 days after the date Landlord delivers notice to Tenant that Landlord's Work is Substantially Completed.

BASE RENT SCHEDULE:

"Base Rent" means the following amounts for the initial Term of this Lease:

Applicable Period	Total Annual Base Rent	Monthly Base Rent
Lease Year 1*	$84,000.00	$7,000.00
Lease Year 2	$87,360.00	$7,280.00
Lease Year 3	$90,854.40	$7,571.20
Lease Year 4	$94,488.58	$7,874.05
Lease Year 5	$98,268.12	$8,189.01

* Base Rent will abate for the first full calendar month of the Lease Term. Provided Tenant is not in default under this Lease, Base Rent will abate for the 13th month, the 25th month, the 37th month and the 49th month after the Rent Commencement Date.The first full month's Base Rent due and payable under this Lease in the amount of $7,000.00, plus sales tax, will be due and payable on the Effective Date.

If the Rental Commencement Date does not occur on the first day of a calendar month, the Base Rent for the first partial calendar month will be prorated based on the actual number of days within such calendar month after the Rental Commencement Date, and paid on the Rental Commencement Date. If the Term expires or is terminated on a day which is not the last day of the calendar month, the Base Rent for the final partial calendar month that the Base Rent is due will be prorated based on the actual number of days within such calendar month prior to the end of the Term.

"Additional Rent" means all sums of money other than Base Rent which become due and payable by Tenant to Landlord pursuant to this Lease. Tenant will pay to Landlord, Additional Rent within ten (10) days after receipt of Landlord's written demand, statement or invoice therefore or as otherwise specified herein. If Tenant fails to pay any Additional Rent, Landlord shall have the same rights and remedies under this Lease as in the case of non-payment of Base Rent. In addition to all Base Rent, Tenant shall pay, as Additional Rent, "Tenant's Operating Charges" (as defined in Section 2.02), and any and all sales, use, excise, lease transaction tax or "receipts" or "gross receipts", rent tax or other tax, excluding State and/or Federal Income Taxes, now or hereafter imposed upon the Rent being paid by Tenant hereunder and received by Landlord hereunder, and imposed by the United States of America, the State of Florida, or any political subdivision thereof. In addition, Tenant shall pay, prior to delinquency, any and all taxes levied or assessed during the Term hereof upon or against all Tenant's furniture, fixtures, and equipment and any other personal property installed or located within the Premises.

Base Rent and Additional Rent shall be designated, collectively "Rent."

All Rent shall be payable in lawful money of the United States of America drawn on a financial institution with an office in the United States of America.

Landlord shall have the right (but in no event any obligation whatsoever) to make any expenditure for which Tenant is liable under this Lease after 10 days' written notice to Tenant and in the event of such expenditure by Landlord, the amount thereof shall be deemed Additional Rent due and payable by Tenant with the succeeding installment of Rent (unless some other date is expressly provided herein for payment of such amount), together with interest thereon, at the highest rate allowable by applicable law.

2.02 Operating Costs and Real Estate Taxes.

A. As used in this Section 2.02, the following terms shall be defined as hereinafter set forth:

(1) "Base Year" means calendar year 2013.

(2) "Real Estate Taxes" shall mean all ad valorem and non-ad valorem taxes, real estate taxes, transit taxes, personal property taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property or with respect to the ownership thereof, including any taxes imposed on the Parking Facility or the number of parking spaces therein. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Real Estate Taxes, such other tax shall be deemed to be included within Real Estate Taxes as defined herein.

(3) "Tenant's Proportionate Share" or "Tenant's Operating Charges" is stipulated and agreed to be Tenant's pro-rata share of Operating Costs to the extent such expenses exceed Tenant's pro-rata share of Operating Costs for the Base Year.

(4) "Operating Costs" shall mean for any calendar year the total cost, expense and disbursements determined by Landlord to be necessary in the ownership, operation, management, replacement, repair and maintenance of the Property, including without limitation the Building, the Parking Facility, the common areas of the Building, and the Common Areas. Operating Costs shall be determined on an accrual basis and shall specifically include, without limitation, all expenses, costs and disbursements (but not the

cost of capital investment items or specific costs billed to and paid by specific tenants other than capital investment items expressly allowed pursuant to this Section 2.02A) of every kind and nature which Landlord pays or becomes obligated to pay because of or in connection with the ownership, management, operation, replacement, repair and/or maintenance of the Property, including, but not limited to, the following:

(i) All general and special Real Estate Taxes, special assessments and other taxes (ad valorem or not), rates, levies and assessments payable in respect of such year by Landlord upon or with respect to the Property to any governmental or quasi-governmental authority, whether foreseen or unforeseen, and all taxes specifically imposed in lieu of any such taxes, but excluding fees and penalties for late payments or non-payment by Landlord, so long as Landlord did not incur such fees and penalties due to a late payment by Tenant;

(ii) All wages and salaries of all employees to the extent engaged in management, operation, repair and maintenance or security of the Property, including taxes, insurance and benefits relating thereto;

(iii) The cost of all supplies and materials used in management, operation, repair and maintenance of the Property;

(iv) All costs (including surcharges) of all utilities to the Property, other than those separately metered to and paid for by any tenant;

(v) All costs of repair, maintenance and service agreements for the Property and the equipment therein, including, without limitation, security and energy maintenance services, window cleaning, elevator maintenance and janitorial services;

(vi) All costs of insurance relating to the Property, including, without limitation, casualty and liability insurance applicable to the Property and Landlord's personal property used in connection therewith;

(vii) All costs of repairs and general maintenance of the Property, including repairs covered under Landlord's casualty insurance policy but not paid by such insurer, but excluding (a) repairs and general maintenance to the extent (1) paid for by insurance proceeds or by any tenant (other than as part of such Tenant's Operating Costs), or (2) occasioned by condemnation (as that term is used in Section 8 herein); and (b) costs of preparing space for new tenants;

(viii) Customary and reasonable management fees and reimbursable costs and expenses for the property manager;

(ix) All costs of professional services or fees incurred in any contest of any taxes or assessments pertaining to the Property, including, without limitation, legal and accounting services; and

(x) All costs of any additional services not provided to the Property as of the Effective Date but thereafter provided by Landlord in the prudent management of the Property.

If Landlord purchases any item of capital equipment or makes any capital expenditure (A) designed to result in savings or reductions in any element of Operating Costs, (B) made to replace existing equipment and machinery, or (C) made to comply with Laws, then the costs for such capital equipment or capital

expenditure will be amortized on a straight-line basis over the life of such equipment (as determined by Landlord in its reasonable discretion) and included in the definition of Operating Costs for the year in which the costs are incurred and subsequent years, plus a variable rate interest factor equal to the sum of the prime rate of interest published in the Wall Street Journal commencing on the date such capital equipment is purchased or capital expenditure is made by Landlord, adjusted quarterly based on such published rates, plus 200 basis points per annum, but in no event greater than the highest rate of interest permitted to be charged by law. If Landlord leases any such item of capital equipment designed to result in savings or reductions in Operating Costs, then the rentals and other costs paid pursuant to such lease will be included in Operating Costs for the year in which they are incurred.

Tenant shall be informed as to Tenant's Operating Charges for each calendar year, which shall initially be based upon Landlord's good faith estimate thereof, and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Base Rent. Landlord shall, within 90 days (or as soon thereafter as is practical) after the close of each calendar year provide Tenant with a statement setting forth the actual Operating Costs for the prior calendar year (the "Expense Statement") setting forth (A) the actual amount of Tenant's Proportionate Share for the preceding calendar year; (B) the amounts paid by Tenant toward the estimated Tenant's Proportionate Share during the preceding calendar year; and (C) any revised estimate of Tenant's obligations for Tenant's Proportionate Share for the current calendar year. Tenant shall have thirty (30) days from receipt of the Expense Statement to review it and submit to Landlord in writing any objections of Tenant thereto. Upon 10 days written notice to Landlord, Tenant will have the right to inspect the books of Landlord for the calendar year for which the Expense Statement relates, which inspection shall be conducted at Tenant's expense. Tenant shall only have access to such documentation and information as it relates to its bills. If no written objections are received by Landlord within 30 days after Landlord's delivery of the Expense Statement, such statement shall be conclusively deemed to be correct as between the parties, and there shall be an adjustment with payment by or refund or credit to Tenant, as the case may require, to the end that Tenant shall bear the entire amount of Tenant's Proportionate Share for such period but not in excess thereof. Any such payment to or refund shall be made not later than 60 days after delivery of the Expense Statement to Tenant. Should a refund be due Tenant hereunder, Landlord may elect to credit such refund against the next amount of rent due hereunder or refund such amounts to Tenant. Tenant shall remain liable for and shall pay Tenant's Operating Charges for the period covered by the Term of this Lease, in the amounts and times as set forth herein, notwithstanding the expiration or earlier termination of this Lease.

Tenant hereby covenants and agrees to pay monthly to Landlord, as Additional Rent, any sales, use, excise or other tax, or any imposition in lieu thereof (excluding state and/or federal income tax) now or hereafter imposed upon the rents, use or occupancy by the United States of America, the State of Florida, Miami-Dade County, the City of Miami or any political subdivision of any of the foregoing, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord. Each such payment shall be made by Tenant to Landlord at the same time as each installment of Base Rent or any Additional Rent or other sum or amount with respect to which such taxes are payable are paid by Tenant to Landlord.

Tenant hereby covenants and agrees to pay to Landlord, also as Additional Rent, before delinquency, any and all taxes levied or assessed and payable during the Term upon all of Tenant's leasehold improvements and Personal Property. "Personal Property" means all furniture, trade fixtures, equipment, inventory, merchandise, patents, trademarks, trade names and trade processes used by Tenant in connection with the Premises; all permits, licenses, franchises, certificates and other rights and privileges used in connection with the Premises; all other personal property of any type or nature, tangible or intangible, of Tenant with respect to the Premises, including all of Tenant's accounts, contract rights and chattel paper; and all insurance proceeds relating to any or all of the foregoing and all accessions and additions to, substitutions for, and replacements products and proceeds of any or all of the

foregoing whether owned by Tenant presently or hereafter situated in or about the Premises.

If the Term commences or expires on a day other than the first day or the last day of a calendar year, then Tenant's liabilities pursuant to this Section for such calendar year shall be apportioned by multiplying the respective amount of Tenant's Proportionate Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is "360."

ARTICLE III.
UTILITIES AND SERVICES

3.01 Electricity and other Services

Landlord shall furnish to the Premises electricity, water, sewer, year-round ventilation and air-conditioning during normal hours as set forth in Section 3.02. Tenant covenants that at no time will its use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations, including any risers or other electrical equipment and appliances then serving the Premises.

3.02 Normal Hours

The services and utilities required to be furnished by Landlord will be provided only during the normal hours of operation of the Building, except as otherwise specified herein. The normal hours of operation of the Building will be 8:00 a.m. to 8:00 p.m. on Monday through Friday (except legal holidays) and 8:00 a.m. to 2:00 p.m. on Saturdays. There will be no normal hours of operation of the Building on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building; provided, however, Tenant will be provided access to the Premises during non-business hours. If Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air-conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service.

3.03 Interruptions

Tenant shall not be entitled to an abatement in Rent as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. No such failure or inability of Landlord to furnish the utilities or services required hereunder shall be deemed or considered to be or constitute an eviction, actual or constructive, of the Tenant from the Premises, nor shall it entitle Tenant to terminate this Lease or to receive an abatement of any rent payable hereunder. Notwithstanding the foregoing, if any services reasonably necessary for the operation of the Tenant's business should be unavailable for more than 30 consecutive days as a result of Landlord's negligence or willful misconduct, Tenant will be entitled to an abatement of Base Rent for the period such services are unavailable and Tenant is unable to conduct its business at the Premises as a result thereof.

3.04 Energy Conservation Control

Tenant shall comply with all mandatory and voluntary energy conservation controls and requirements applicable to the Building that are imposed or instituted by any federal, state or local governmental body, including, without limitation, controls on the permitted range of temperature settings in buildings, and requirements necessitating curtailment of the volume of energy consumption or

the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. Tenant's compliance with such controls or requirements shall not be deemed or considered to be or constitute an eviction, actual or constructive, of the Tenant from the Premises, nor shall such compliance entitle Tenant to terminate this Lease or to receive an abatement of any rent payable hereunder.

3.05 Keys and Locks

Landlord shall furnish Tenant with two (2) keys for the Premises. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's permission. Upon termination of this Lease, Tenant shall surrender to Landlord all keys for the Premises and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

Tenant assumes all liability for issues arising from having possession of keys. Tenant will keep the Building locked after normal hours of operation.

ARTICLE IV
SIGNAGE

4.01 Signage

Tenant shall not place any signs or other advertising matter or material on the exterior of the Building, or anywhere upon the Common Areas or the Parking Facility. In addition, Tenant shall not place any signs or other advertising matter or material on the interior of the Premises which is visible beyond the Premises, without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, except that, subject to Tenant's approval, which will not be unreasonably withheld or delayed, Tenant may place a sign identifying its business on the door of its Premises. All of Tenant's signs shall be maintained by Tenant at Tenant's cost and expense, except that Landlord will list Tenant on the building directories located in the lobby of the Building. On the expiration or earlier termination of this Lease, Tenant shall remove all of its signs from the Premises and the Building and, at its own expense, repair any damage to the Premises or the Building resulting from the removal of such signs by plastering or spackling any holes left by said signage.

ARTICLE V.
ALTERATIONS, MAINTENANCE AND REPAIR

5.01 Maintenance and Repair

A. Except for the maintenance and repair obligations of Landlord set forth in Section 5.01.B, Tenant, at Tenant's sole cost and expense, shall maintain, repair and take care of and keep the interior non-structural portions of the Premises, furniture and all fixtures, installations and appurtenances contained therein and Tenant's personal property and equipment and all replacements and additions thereto ("Tenant's Personal Property") in good order and condition, subject to normal wear and tear from the use thereof. Landlord shall have no obligation to maintain, repair, operate or safeguard Tenant's Personal Property. Tenant covenants that Tenant will not commit or allow any waste or damage to be committed in or upon the Premises.

B. Landlord will be responsible for repairing and maintaining the structural elements of the Building and building standard mechanical systems, including the electrical system, HVAC System,

plumbing lines to the point of entry into the Premises, fire and life safety systems, and pipes and conduits provided by Landlord in the operation of the Building (the "Mechanical Systems"), and Landlord may include the cost of maintenance, repairs and replacements of structural elements and Mechanical Systems in Operating Costs. Landlord will also provide reasonable janitorial and cleaning services and refuse and rubbish removal associated with normal office use. Landlord will make, at Tenant's sole cost and expense, any and all repairs and replacements (whether structural or non-structural) to the Building or Mechanical Systems, or any part thereof that have been caused (in whole or part) by the acts or omissions of Tenant or Tenant's agents, employees, invitees, or visitors, or due to any Alterations performed by Tenant, and Tenant shall pay the cost thereof (plus Landlord's supervisory fee thereon) to Landlord as Additional Rent within ten (10) days of Landlord's written demand therefore.

Notwithstanding anything contained in this Lease to the contrary, Tenant may not perform any work to the structural elements or Mechanical Systems of the Building.

5.02 Alterations

Tenant shall not make (nor permit any party to make) any changes, additions, improvements, structural or alterations or other physical changes (collectively, "Alterations", and each an "Alteration") in or to the Premises or erect the canopy in the Parking Facility as expressly permitted pursuant to this Lease, without the prior written consent of Landlord, and then only at Tenant's sole cost and expense and by contractors or mechanics and in such manner and with such materials as may be approved by Landlord in its reasonable discretion, and may be conditioned on such conditions as Landlord shall deem appropriate, including, without limitation, review and approval by Landlord of the plans and specifications for such work, in such detail as Landlord shall require, and acquisition by Tenant of additional insurance as may be required by Landlord. In no event will Landlord's approval of Tenant's plans and specifications be deemed a representation that the same complies with Laws. In the event Landlord or its agents employ any independent architect or engineer to examine any plans or specifications submitted by Tenant, Tenant agrees to pay to Landlord a sum equal to any reasonable fees incurred by Landlord in connection therewith, such fee not to exceed $1,000 for each instance. Except as expressly provided herein, Landlord will have no obligation to provide, construct, or finance any Alterations to the Premises for the benefit of Tenant.

All of Tenant's Alterations shall conform to Tenant's plans and specifications as reasonably approved by Landlord, and all Laws, including but not limited to the ADA, and be performed in a manner and at such times as Landlord designates, and such Alterations shall not, in any event, interfere with the use and operation of the Building or the Parking Facility by Landlord or any tenant user or occupant thereof. In addition, Tenant shall comply with all of Landlord's construction rules, if any, as the same may be changed from time to time.

Notwithstanding anything contained in this Lease to the contrary, Tenant may not perform any work to the Mechanical Systems of the Building. If work to Mechanical Systems is required as part of Tenant's Alterations, such work will be performed by Landlord's contractors, at Tenant's sole cost and expense.

Landlord shall have the right, at Tenant's cost and expense, to enter upon the Premises and remove any Alterations undertaken without Landlord's consent (as required hereunder) or which fail to comply with the standards set forth elsewhere in this Lease.

Upon completion of any Alterations, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alterations required by any governmental authority and shall furnish Landlord with copies thereof with an architect's "sign-off" that all alterations have been completed in compliance hereunder, together with plans and specifications for such Alterations, which plans shall be in hard copy and electronic (CD) form reasonably satisfactory to Landlord. All materials and equipment to be

incorporated in the Premises or the Parking Facility as a result of any Alterations shall be of first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.

All Alterations, and improvements to the Premises (except movable office furniture and movable trade fixtures, equipment and Tenant's Personal Property, in each case, which can be removed without damaging the Premises) and the Parking Facility shall, unless Landlord elects otherwise in writing, become the property of Landlord upon the installation thereof, and shall be surrendered with the Premises at the expiration or sooner termination of this Lease. If requested by Tenant in writing, Landlord shall designate at the time if its approval of any request by Tenant for permission to make Alterations to the Premises, those items for which Landlord reserves the right to require Tenant to remove upon the expiration or sooner termination of the Term of this Lease. Any such designation shall be in Landlord's sole discretion. If such Alteration or improvement is approved by Landlord prior to installation, Tenant shall not be responsible for the costs of restoring the Premises to its condition at the outset of this Lease. If such Alteration or improvement is not approved by Landlord prior to the installation, Landlord may require Tenant, at Tenant's cost, to restore the Premises to the condition that existed prior to the completion of such Alteration or improvement.

Tenant shall be required to pay ad valorem taxes, personal property taxes, and increased insurance thereon or attributable to Tenant's Alterations.

5.03 Construction Lien Laws

Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Laws of the State of Florida, it being expressly understood that Landlord's estate shall be not subject to such liability. Tenant shall strictly comply with the Construction Lien Laws of the State of Florida as set forth in Florida Statutes Chapter 713 ("F.S. 713"). In the event that a construction claim of lien is filed against the Property in connection with any work performed by or on behalf of Tenant (other than Landlord's Work), Tenant shall satisfy such claim, or shall transfer same to security or a bond, within ten (10) days from the date of filing. In the event that Tenant fails to satisfy or transfer such claim within said ten (10) days period, Landlord may do so and thereafter charge Tenant, as Additional Rent, all costs incurred by Landlord in connection with satisfaction or transfer of such claim, including actual and reasonable attorneys' fees. Further, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any damage or loss incurred by Landlord as a result of any such construction claim of lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord's discretion be recorded in the Public Records for the purpose of protecting Landlord's estate from construction claims of lien, as provided in F.S. 713. In the event such short form or memorandum of lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument terminating Tenant's interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration of the Term of this Lease, or such earlier termination hereof. The Security Deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any construction claim of lien, as provided in this Section. This Section shall survive the termination of the Lease. Notwithstanding any contrary provision herein, any provision that might be interpreted to be to the contrary or any consents given by Landlord to Tenant, Tenant is prohibited from creating any liens against Landlord's interest in the Property. THE INTEREST OF LANDLORD SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT.

NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING ANY INTEREST IN ANY PART OF THE PROPERTY, AND THAT NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY SUCH LABOR,

SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PROPERTY. Tenant shall notify all contractors and material suppliers with whom it contracts of the provisions of this Section as required by F. S. 713.10.

ARTICLE VI.
ASSIGNMENT AND SUBLETTING

6.01 Landlord's Consent Required

Tenant covenants that it shall not assign or mortgage this Lease or sublet, transfer, pledge or encumber all or any portion of the Premises or suffer or allow the occupancy of the Premises by any party without first obtaining Landlord's prior written consent thereto in each instance, which consent will not be unreasonably withheld. If Tenant is a partnership, then any sale, conveyance, or other transfer of, any partnership interest, or any dissolution of Tenant, whether voluntary, involuntary or by operation of law, of a partner or partners owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any sale, conveyance, or other transfer of any controlling shares of stock, dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock, whether voluntary, involuntary or by operation of law, of a shareholder or shareholders owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. Tenant agrees to pay all reasonable attorneys' fees incurred by Landlord in connection with any such proposed assignment or sublease. Should Landlord consent to such assignment of this Lease or to a sublease of all or any part of the Premises, Tenant shall remain liable for all obligations hereunder until the expiration of the Term hereof, and no failure of Landlord to promptly collect from any assignee or sub-lessee, or any extension of the time for payment of such rents shall release or relieve Tenant of obligation of payment of such rents or performance of other obligations. In the event any subletting or assignment is approved by Landlord, it shall be a condition to the effectiveness of any such sublease or assignment that a fully executed copy of the sublease or assignment, in form and substance reasonably satisfactory to Landlord be delivered to Landlord at least ten (10) days prior to the effective date thereof, and that any sub lessee or assignee assume in writing all obligations of Tenant hereunder. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against assignment or subletting shall be construed to include the prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary and a prohibition against any encumbrance of all and any part of Tenant's leasehold interest. Notwithstanding any assignment or subletting of such Lease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof and shall stringently comply with all Lease terms and conditions hereunder.

6.02 Landlord's Right to Recapture

If at any time during the Term, Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall notify Landlord in writing of such desire and shall offer to vacate all or such portion of the Premises to be assigned or sublet proposed by Tenant and surrender this Lease with respect to such proposed transfer to Landlord as of a date specified in said offer (the "Surrender Date"), which date shall be the last date of any calendar month during the Term and not earlier than thirty (30) days and not later than one hundred eighty (180) days after the giving of such notice by Tenant. Landlord may

accept such offer by notice to Tenant given within ten (10) days after the receipt of such notice from Tenant. If Landlord accepts such offer, (i) the Surrender Date will be deemed to be the Expiration Date with respect to the Premises or the portion of the Premises proposed to be transferred, and Tenant shall vacate and surrender to Landlord all of Tenant's right, title and interest in and to the Premises or such portion proposed to be transferred, on the Surrender Date, and the same shall be delivered to Landlord in broom clean condition, free and clear of all tenancies and occupancies and (ii) in the event Tenant fails to timely and properly surrender and vacate the Premises to Landlord on the Surrender Date, as described in (i) hereof, the same shall constitute a "holdover" and be subject to Section 11.01 hereof.

Consent by Landlord to any sublease or assignment shall not be deemed consent to any further sublease or assignment, each of which shall require Landlord's consent and be subject to the recapture provisions hereof.

ARTICLE VII.
INSURANCE AND INDEMNITY

7.01 Insurance.

A. Tenant shall maintain, at its sole cost and expense during the entire Term, the following insurance ("Tenant's Insurance"): (a) Commercial General Liability Insurance applicable to the Premises, the canopy in the Parking Facility, and its appurtenances providing, on an occurrence basis, including contractual liability coverage, a minimum combined single limit of not less than $1,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including sprinkler leakage, at current value and with a replacement endorsement at current value covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, and merchandise located within the Premises ("Tenant's Property"), the canopy in the Parking Facility, Alterations and any other leasehold improvements to the Premises performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence; and (e) automobile liability coverage of not less than $500,000 combined single limit, including non-owned and hired car coverage, whether or not Tenant owns any vehicles. Any company writing Tenant's Insurance shall be authorized to do business in Florida and have an A.M. Best rating of not less than A-VIII. All insurance policies shall name as additional insureds Landlord (or its successors and assignees), Landlord's lender, the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall endeavor to give Landlord and its designees at least thirty (30) days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall furnish Landlord with renewals thereof at least 15 days prior to the expiration of any such policies. Tenant shall provide Landlord with a declaration or certificate of insurance evidencing Tenant's Insurance prior to prior to Tenant taking possession of the Premises, and thereafter as necessary to assure that Landlord always has current declarations or certificates evidencing Tenant's Insurance.

B. Tenant shall not do any act which might make void or voidable any insurance on the Property or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding the subparagraph, Landlord shall have the right to collect from Tenant, upon demand any such increase or extra premium).

7.02 Fire or Other Casualty

In case of damage to the Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon undertake the repair and restoration of the Premises or the Building to substantially the same condition as existed on the Effective Date, subject to the delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. However, in the event (i) such destruction results in the Premises being untenantable in whole or in substantial part for a period reasonably estimated by a responsible contractor selected by Landlord to be 180 days or more after the date of such casualty, or (ii) of total or substantial damage to, or destruction of, the Building from any cause, or (iii) Landlord decides not to repair or rebuild, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the Rent shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Premises.

If Landlord does not terminate this Lease pursuant to this Section 7.02, Landlord will restore Landlord's Work at its sole cost and expense, and Tenant will restore Tenant's Work and any Alterations performed by Tenant to the Premises, Tenant's personal property and trade fixtures, at Tenant's sole cost and expense.

Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof.

Notwithstanding the foregoing, if the Premises or any portion of the Building are damaged by fire or other casualty resulting from the negligence or willful misconduct of Tenant or any of Tenant's agents, employees, contractors or invitees, Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building and Premises caused thereby, as well as any other cost and expense thereby incurred by Landlord.

7.03 Assumption of Risk, Indemnification, Waiver of Liability

Landlord shall not be liable to Tenant or Tenant's customers, licensees, agents, guests or employees for any injury or damages occurring in or about the Premises to its, his or their persons or property for acts or omissions of any other tenant in the Building, water, rain, sleet, fire, storms, accidents, breakage, stoppage, or leaks of gas, water heating, sewer pipes, boilers, wiring or plumbing or any other defect in, on or about the Premises, and Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements).

Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, computer failure, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, including but not limited to delays from the foregoing. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Property.

Subject to the provisions of Section 7.04, without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord, and Landlord's beneficiaries, trustees, the managing agent of the Building, if any, Landlord's mortgagee, and each of their respective agents, partners, members, shareholders, officers, directors and employees harmless of, from and

against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys' fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises, the Property (including, without limitation, Tenant's canopy), or arising from Tenant's occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Property (including, without limitation, Tenant's canopy)(except to the extent any of the same arise out of Landlord's negligence or willful act and are not covered by the commercial general liability insurance maintained or required to be maintained by Tenant pursuant to Section 7.01), or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees.

The provisions of this Section 7.03 shall survive the expiration or earlier termination of this Lease.

7.04 Waiver of Subrogation

Anything in this Lease to the contrary notwithstanding, each party hereto hereby waives any and every claim which arises or which may arise in favor and against the other party hereto during the Term of this Lease or any extension or renewal thereof for any and all loss of, damage to, any of its property within or upon or constituting a part of the Property to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefore, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

ARTICLE VIII.
EMINENT DOMAIN

8.01 Total Condemnation

If the whole of the Building or Premises shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, then this Lease shall terminate as of the date of such taking. Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase, and all rights of Tenant to damages thereof are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with Rent adjusted to such date, and Tenant shall pay all Rent and other charges due and has no claim against Landlord for the value of any unexpired Term of this Lease.

8.02 Partial Condemnation

If part of the Premises shall be acquired or condemned as aforesaid (a "Partial Condemnation"), and such Partial Condemnation shall render the remaining portion unsuitable for the business of Tenant (in the reasonable opinion of Landlord or Tenant), the Term of the Lease shall cease and terminate as provided in Section 8.01 hereof. Landlord or Tenant shall provide notice to the other of its election to terminate the Lease or restore the Premises within ninety (90) days after the occurrence of the event giving rise to the Partial Condemnation as defined herein. If such Partial Condemnation is not extensive enough to render the Premises unsuitable for the business of Tenant, then this Lease shall continue in effect

except that the Rent shall be reduced in the same proportion that the floor area of the Premises taken bears to the original floor area demised. Subject to the rights of any mortgagee of Landlord's estate, Landlord may, upon receipt of the net award in condemnation, make necessary repairs or alterations to the Building so as to render the portion of the Building not taken a complete architectural unit, but Landlord shall in no event be required to spend for such work an amount in excess of the net amount received by Landlord as condemnation proceeds for the part of the Premises so taken. "Net amount received by Landlord" shall mean that portion of the awards in condemnation which is free and clear to Landlord of any sums required to be paid by Landlord to the holder of any mortgage on the property so condemned for the value of the diminished fee, as well as all expenses and legal fees incurred by Landlord in connection with the condemnation proceeding. All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord.

8.03 Vacating Premises

If part of the Building, but not part of the Premises, is taken or condemned as aforesaid, and, in the reasonable opinion of Landlord or Tenant, such partial acquisition or condemnation shall render Landlord unable to comply with its obligations under this Lease, or shall render the Premises unsuitable for the business of Tenant, the Term of the Lease shall cease and terminate as provided in Section 8.01 hereof, by Landlord or Tenant sending written notice to such effect to the other, whereupon Tenant shall vacate the Premises within a reasonable time of the receipt of such notice.

8.04 Sale under Threat of Condemnation

Sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

ARTICLE IX.
DEFAULT

9.01 Default by Tenant

Tenant shall be in default under this Lease if any one or more of the following events (each an "Event of Default") shall occur:

A. The failure by Tenant to pay any Rent or any other sums of money due hereunder if such failure continues for three (3) days after delivery of notice to Tenant specifying such default;

B. The failure of Tenant to comply with any non-monetary provision of this Lease (other than the failure to maintain the canopy) or any other written agreement between Landlord and Tenant, all of which terms, provisions, and covenants shall be deemed material and such default shall continue for a period of thirty (30) days after the giving of written notice thereof from Landlord to Tenant. This thirty (30) day period is limited solely to a default of a non-monetary provision of this Lease and in no way shall be construed to apply or effect or read in conjunction with Section 9.01(A) herein. In the event that Tenant has commenced remedial action to cure the breach but is unable to complete its remedial action in thirty (30) days, then provided Tenant continues its remedial efforts diligently on a day-to-day basis and without delay, and such default is capable of being cured, the cure period set forth herein shall be extended for an additional thirty (30) day period;

C. The failure of Tenant to repair and maintain the canopy in first-class condition and repair, which failure continues for 10 days after written notice thereof from Landlord to Tenant.

D. The taking of the leasehold on execution or other process of law in any action against Tenant;

E. The failure of Tenant to accept the Premises, to promptly move into, to take possession of, and to operate its business on the Premises, or if Tenant ceases to do business in or abandons any substantial portion of the Premises or if Tenant vacates the Premises or removes, attempts to remove, or permits to be removed from the Premises, any goods or property therefrom otherwise than in the ordinary and usual course of business (except as otherwise provided herein) without having first paid and satisfied Landlord in full for all Base Rent, Additional Rent, and any other charges then due or that may thereafter become due until the expiration of the Term of this Lease;

F. Tenant becoming insolvent or unable to pay its debts as they become due, or Tenant's notification to Landlord that it anticipates either condition;

G. Tenant or any other entity responsible for the obligations of Tenant under this Lease taking any action to, or notifying Landlord that Tenant or any other entity responsible for the obligations of Tenant under this Lease intends to, file a petition under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States, or any state; or, the filing of a petition against Tenant or any other entity responsible for the obligations of Tenant under this Lease under any such statute or law, or, any other creditor of Tenant or any other entity responsible for the obligations of Tenant under this Lease notifying Landlord that it knows such a petition will be filed; or the notification by Tenant or any other entity responsible for the obligations of Tenant under this Lease, to Landlord that it expects such a petition to be filed;

H. The appointment of a receiver or trustee for the leasehold interest of Tenant or any other entity responsible for the obligations of Tenant under this Lease, in the Premises or for all or a substantial part of the assets of Tenant or any other entity responsible for the obligations of Tenant under this Lease;

I. If Tenant should assign, transfer, mortgage, or encumber this Lease or sublet the Premises in a manner not permitted under Article VI hereof;

J. If Tenant commences an assignment for the benefit of creditors;

K. If Tenant fails to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted to exist in violation of Laws or of this Lease; or

L. If Tenant fails to maintain the full amount of the Security Deposit as required pursuant to Article XIII hereof within 10 days after notice.

9.02 Default by Landlord

In the event Landlord fails to perform on or before the required date for performance any obligation set forth in this Lease to be performed by Landlord, and such failure continues for 30 days after receipt by Landlord of notice from Tenant (or such additional period, if any, as may be reasonably required to cure the failure if the failure reasonably cannot be cured within a 30-day period, provided Landlord commences to cure within 30 days after receipt of notice and thereafter diligently pursues such cure to completion), Tenant may obtain any such remedy or relief as may be available at law or in equity, including termination of this

Lease. If the Premises are in need of emergency repair and Landlord fails to perform the same upon reasonable notice (under the circumstances) from Tenant, Tenant may proceed to make such repairs as are reasonably necessary to prevent death, bodily injury or significant property damage. In the event Tenant performs any emergency repair pursuant to the preceding sentence, Landlord will, within 30 days after submission of an invoice and evidence of payment for such work, reimburse Tenant for Tenant's expenses incurred thereby.

ARTICLE X.
REMEDIES

10.01 Landlord's Remedies

A. If an Event of Default occurs due to Tenant's failure to pay Rent, Landlord will have the right, at the option of Landlord, to terminate this Lease, and, in addition, Landlord may avail itself of any of the following remedies or any other remedies available at law or in equity:

B. If an Event of Default occurs, the Landlord will have the right, at its option, to perform any one or more of the following:

(1) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, unpaid rent and the cost of recovering possession of the Premises; expenses of relating including necessary renovation and alteration of the Premises; removal and storage of Tenant's and/or other's property and construction equipment, materials and supplies; reasonable attorney's fees; any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease, if any.

(2) Resume possession and release the Premises for the remainder of the Term for the account of Tenant and recover from Tenant, at the end of the Term or any additional or extended Term, or at the time each payment of Rent becomes due under this Lease, as the Landlord may elect, the difference between the Rent for which provisions are made in this Lease and the rent received on the releasing or reletting together with all reasonable and actual costs and expenses of Landlord in connection with such releasing or reletting and the collection of rent, including without limitation, all reasonable or necessary repairs or renovations in connection with the releasing or reletting of the Premises, reasonable attorney's fees, any real estate commissions, plus any other damage occasioned by or resulting from the abandonment or a breach or default by Tenant; and

(3) Landlord may enter upon the Premises and/or do whatever Tenant is obligated to do under the terms of this Lease and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action.

C. If any Event of Default occurs, then the Landlord, in addition to other rights and remedies it may have, shall have the right to re-enter the Premises, with or without judicial process, and

to remove all or any part of the Tenant's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

D. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reentry without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default or breach. Tenant shall allow any such reentry without hindrance and Landlord shall not be liable in damages for any such reentry, or guilty of trespass or forcible entry. Upon any such termination of this Lease, Tenant shall immediately vacate and peacefully surrender the Premises to Landlord, and Landlord, upon and at any time after such termination, may, without further notice, reenter and repossess the Premises, either by force, summary proceedings or otherwise, without being liable to any prosecution or damages therefore, and no person claiming through or under Tenant or by virtue of any statute shall be entitled to possession of the Premises.

E. Any Rent which may be due Landlord, whether by acceleration or otherwise as herein provided in this Article, shall include all Base Rent for the Term or any additional or extended Term, plus all other costs and expenses denominated as Additional Rent in this Lease. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of said Premises in excess of the Rent provided by this Lease.

F. Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to Landlord under any laws now or hereafter in effect. The remedies for which provision is made in this Section 10.01 shall not be exclusive, and in addition thereto, Landlord may pursue such other remedies as are provided by laws in the event of any breach, default or abandonment by Tenant. Specifically, without limiting the foregoing, in the event Landlord institutes dispossessory proceedings or dispossesses or evicts Tenant by summary proceedings or otherwise and/or re-enters and takes possession of the Premises, Tenant shall remain liable for all Rent and all other charges under the Lease for the remainder of the Term. Tenant acknowledges and agrees that the foregoing provision is in derogation of the common law and acknowledges that it is the intent of the parties hereto to allow Landlord to collect future rent in derogation of the common law. Landlord shall be entitled to recover all reasonable and actual costs and expenses incurred by Landlord to enforce its rights under this Lease, including reasonable attorneys' fees and appellate attorneys' fees and court costs and disbursements, in connection with collection of Rent or damages or enforcing other rights of Landlord in the event of a breach or default or abandonment by Tenant, irrespective of whether or not Landlord elects to terminate this Lease by reason of such breach, default or abandonment. Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event Tenant shall be evicted or dispossessed for any cause, or in the event Landlord shall obtain possession of the Premises by virtue of the provisions of this Lease, or otherwise.

G. Any and all sums, including "Late Charges" as defined in Section 19.17, due under this Lease from Tenant to Landlord and not paid on the due date shall bear interest from the due date at the highest rate then allowable by Florida law per annum from the due date until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. If this Lease shall terminate, or if Landlord shall re-enter the Premises after an Event of Default as provided in this Lease or by operation of law, in the event of the termination of this Lease, Landlord shall be entitled to retain all monies paid by Tenant to Landlord, whether as advance Rent, Security Deposit or otherwise, and such monies shall be deemed damages and not a penalty.

H. If Tenant is in default under the terms of this Lease, Tenant hereby absolutely, unconditionally and irrevocably waives the following:

(1) any right Tenant may have to interpose or assert any claim, failure of Landlord to provide Tenant with quiet and peaceful enjoyment of the Premises, due to the negligence of Landlord or anyone acting for or through Landlord or due to Tenant's vacating the Premises due to a casualty or condemnation, damage, loss, liability, obligation, demand, defense, judgment, suit, proceeding, disbursement or expense (including reasonable attorneys' fees or expenses) or counterclaim in any action or proceeding brought by Landlord under this Lease to recover possession of the Premises. If Tenant violates this Section, Landlord and Tenant stipulate that any such claim, damage, loss, liability obligation, demand, defense, judgment, suit, proceeding, disbursement or expense (including reasonable attorneys' fees or expenses) or counterclaim shall be severed and tried separately from the action or proceeding brought by Landlord to recover possession of the Premises pursuant to Florida Rules of Civil Procedure 1.270(b) or other applicable law. The eviction proceeding shall proceed pursuant to the summary procedures set forth in Section 51.011, Florida Statutes. This Section shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions of this Lease or to which Tenant has not waived any claim, damage, loss, liability, obligation, demand, defense, judgment, suit, proceeding, disbursement or expense (including reasonable attorneys' fees or expenses) pursuant to the provisions of this Lease so long as notice is first given to Landlord and any lender of Landlord, provided Landlord has given Tenant prior notice of the identity of such lender, and a reasonable opportunity is granted to Landlord and such lender to correct such violation. In no event shall Landlord or any lender of Landlord be liable for consequential damages incurred by Tenant, including lost profits or interruption of business, as a result of any default by Landlord. Tenant shall in all events comply with the provisions of Section 83.232 Florida Statutes with respect to any action or proceeding brought by Landlord under this Lease;

(2) any and all rights of redemption of the Premises or any goods therein granted by or under any present or future laws in the event Tenant is evicted or dispossessed of the same in accordance with this Lease or Landlord obtains possession of the same in accordance with the Lease;

(3) the benefit of all laws now or hereafter in effect, exempting any goods on the Premises owned by Tenant from distraint, levy or sale in any legal proceedings taken by Landlord in accordance with applicable laws to enforce any rights or remedies under this Lease;

(4) the benefit of all laws existing now or hereafter in effect regarding any limitation as to the goods upon which, or the time within which, distress is to be made after removal of goods Tenant from the Premises, and Tenant further relieves Landlord of the obligation of proving or identifying the goods distrained, it being the purpose and intent of this provision that all goods of Tenant upon the Premises shall be liable to distress for Rent at any time after Tenant's default beyond the applicable cure period under this Lease;

(5) any right to notice of default, other than the notices specifically provided for in this Lease, whether common law or statutory, including, without limitation, that which is set forth in Section 83.20 Florida Statutes;

(6) Tenant hereby specifically and knowingly authorizes Landlord to sell any goods distrained for Rent at a public auction sale to be held at any time at least fifteen (15) days after that distraint without appraisement and condemnation of the goods, but upon ten (10) days'

notice to Tenant of the date, place and terms of sale, including Landlord's right to purchase all or any of the property; and

(7) the requirement under Section 83.12 Florida Statutes that Landlord in the distress for Rent action file a bond payable to Tenant in at least double the sum demanded by Landlord. In the case of distress for Rent action under this Lease, no bond whatsoever will be required of Landlord.

ARTICLE XI.
END OF TERM

11.01 Holdover

If Tenant remains in possession of the Premises or any part thereof after the expiration or sooner termination of the Term or any extension thereof, Tenant shall become a Tenant at sufferance and shall pay Landlord a monthly rent computed at one hundred fifty percent (150%) of the Rent paid by Tenant in the last month prior to the expiration or termination of the Lease, which shall be payable on a monthly basis. Notwithstanding that Landlord may allow Tenant to continue in possession after the expiration or sooner termination of this Lease, neither that nor the provisions of this Section 11.01 shall constitute a waiver of any of Landlord's rights under this Section or this Lease. Further, notwithstanding the payment of Rent by Tenant and acceptance thereof by Landlord as provided herein, Tenant shall be in continuing breach of this Lease at any time or during any period in which Tenant holds over as provided herein.

11.02 Removal of Tenant's Property

At the expiration or earlier termination of this Lease, Tenant will remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord broom clean, free of tenancies, peaceably and quietly in as good order and condition as at the inception of the Term, subject to normal wear and tear from use and subject to approved changes made to the Premises by Landlord. Goods and effects not removed by Tenant at the expiration or earlier termination of this Lease, however terminated, shall be considered abandoned, and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant, and for which Tenant hereby waives all claims against Landlord. Notwithstanding the foregoing, provided that Tenant is not in default under the terms of this Lease, Tenant may remove Tenant's personal property, furniture, signs, equipment, and trade fixtures from the Premises, at (i) the expiration or earlier termination of this Lease, or (ii) any other time provided that such removal will not cause damage to the Building or the Premises, and further provided that Tenant must replace such items so removed from time-to-time as necessary to maintain the appearance and the functionality of the Premises, with items of comparable worth.

ARTICLE XII.
SUBORDINATION

12.01 Subordination of this Lease

This Lease and Tenant's rights hereunder are hereby made subject and subordinate to all ground or underlying leases of the Property and all mortgages now or which may be secured upon the Property, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee. In confirmation of such subordination, Tenant shall execute and deliver, within ten (10) days

after request, any instruments that Landlord, the holder of any mortgage, or the lessor under any ground lease or underlying lease may reasonably require, acknowledging such subordination. Notwithstanding the foregoing, in the event of the judicial or non-judicial foreclosure of the Property or the Building, at the election of the acquiring purchaser at the foreclosure sale or by deed-in-lieu of foreclosure, Tenant will attorn to such purchaser. If mortgagee so requests, Tenant shall enter into a subordination, non-disturbance and attornment agreement with mortgagee, satisfactory in form, scope and substance to mortgagee. Landlord will use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its current mortgage lender (if any) and any future mortgage lender in favor of Tenant in commercially reasonable form.

ARTICLE XIII.
SECURITY DEPOSIT

13.01 Security Deposit in the Form of Cash

A. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant will deposit with Landlord an amount equal to five (5) months' Base Rent (the "Security Deposit"), in the form of cash. The Security Deposit shall not constitute Rent for any month (unless so applied by Landlord on account of Tenant's default), except as expressly provided in this Section 13.01. Unless otherwise required by Florida law, Landlord may commingle the Security Deposit with other security deposits, and shall not pay Tenant interest on the Security Deposit. If Tenant has complied with all the terms and conditions of this Lease, Landlord will return the Security Deposit to Tenant within 30 days after the later of (i) the expiration or earlier termination of this Lease, and (ii) vacation of the Premises by Tenant.

B. In the event that any default occurs under this Lease, Landlord may apply or retain all or any part of the Security Deposit for the payment of any unpaid Base Rent or Additional Rent or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including (i) any damages or deficiency which accrues before or after summary proceedings by Landlord and (ii) any liability of Landlord for the failure of Tenant (x) to vacate the Premises at the Expiration Date or (y) to deliver the Premises to Landlord, at the Expiration Date in the condition required pursuant to this Lease. In the case of every such application or retention of the Security Deposit, Tenant shall within ten (10) days pay to Landlord the sum so applied or retained which shall be added to the Security Deposit so that the original amount stated in this Article shall be restored. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease in addition to drawing on the Security Deposit up to its full amount. If at the end of the Term or any earlier expiration thereof (i) Landlord has taken possession of the Premises and has confirmed that the Premises were delivered to it in the condition required by the Lease and in a timely manner (or, if not delivered in such condition or in a timely manner, that the failure to satisfy such conditions is not attributable to actions or omissions of Tenant), (ii) there are no unpaid amounts due to Landlord under this Lease or under any guarantee of this Lease, and (iii) Tenant is not then in default under this Lease, then the Security Deposit, or any balance thereof, shall be returned to Tenant. Notwithstanding the foregoing, if Tenant is not then in default under the terms of this Lease and the full amount of the Security Deposit is then on deposit with the Landlord, Landlord will apply $7,000.00 per month of the Security Deposit to the last three months of Base Rent due under this Lease.

C. In the event of a sale of the Property or the Building or leasing of the Building of which the Premises form a part, Landlord shall have the right to transfer the Security Deposit to the purchaser or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit upon written notice to Tenant; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every

transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrances.

ARTICLE XIV.
WAIVER

14.01 No Waiver by Landlord or Tenant

The waiver by Landlord or Tenant of any breach of any term, condition or covenant herein contained shall not be a waiver of such term, condition or covenant, or any subsequent breach of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent or similar act by Tenant. No reentry hereunder shall bar the recovery of Rent or damages for the breach of any of the terms, conditions or covenants on the part of Tenant herein contained. The receipt of Rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, or a waiver of the right of Landlord to annul this Lease or to reenter said Premises or to relet same. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

Landlord's failure to timely render any statement hereunder shall not act as a waiver by Landlord of its right to issue any such statement during the Term or any renewal or extension thereof.

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE XV.
INTENTIONALLY DELETED

ARTICLE XVI.
LANDLORD'S RIGHTS

16.01 Landlord's Lien

Tenant hereby grants to Landlord a lien and security interest ("Landlord's Lien") on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such Landlord's lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein.

The provisions of this Section 16.01 relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida

so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the other Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request to protect or further perfect Landlord's security interest.

16.02 Entry by Landlord

Landlord may enter the Premises at reasonable hours to: (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders, tenants, or others, (c) determine whether Tenant is complying with all its obligations hereunder, (d) supply any other service to be provided by Landlord to Tenant hereunder, (e) deliver any notices hereunder to Tenant at the Premises, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alternations, or improvements to any other portion of the Building, including replacement of the "curtain wall," provided, however, that, other than with respect to an emergency or to perform janitorial and trash removal services, when no notice shall be required, Landlord shall provide twenty-four (24) hours written notice to Tenant and all such work shall be done as promptly as reasonably possible so as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

16.03 Landlord's Development Rights

Subject to the rights of Landlord's mortgagee, Landlord hereby reserves the right, at any time, to change the name of the Building; perform maintenance operations and to make repairs, alterations, or additions to, and to build additional stories on, the Building and/or to build structures, and/or improvements adjoining the Building, which may include, but not be limited to, Landlord's construction of additional buildings and improvements, such as structures for motor vehicle parking (collectively, "Landlord's Development Rights"). Tenant shall cooperate with Landlord and not interfere with any such maintenance, repairs, alterations, additions or construction to, affecting or adjoining the Building or the Property. Tenant understands and agrees that Tenant may be subject to noise, commotion and any other effects of such construction activity and may be impeded in using portions of the Property; however, in no event shall Tenant be entitled to any abatement or reduction of Rent by reason thereof or be entitled to claim to any eviction, whether actual or constructive as a result thereof.

In conjunction with and in addition to the foregoing Landlord's Development Rights and/or in the event Landlord wishes to demolish the Building, subject only to the rights of Landlord's mortgagee, Landlord shall have the absolute right to terminate this Lease (an "Early Termination") and remove Tenant from occupancy of the Premises upon not less than twelve (12) months written notice to Tenant at any time during the Term upon such date as stated in such notice (the "Early Termination Date"), provided that Landlord also terminates the leases of all premises in the Building.

Upon such Early Termination, Landlord shall apply the Security Deposit or any unused portion thereof to any Rent due hereunder and shall return any balance remaining to Tenant within approximately thirty (30) days from such Early Termination Date, and, other than as provided herein with respect to the survival of Tenant's obligations, this Lease will be of no further force and effect from and after the Early Termination Date. The rights set forth herein reserved to Landlord shall not be

impaired or affected by any subsequent change in law applicable to this Lease.

In addition, Landlord reserves the right to (a) grant utility easements or other easements in, or replat, subdivide, submit all or any portion of the Property to a long-term lease, or make other changes in the legal status of the Property or the Land as Landlord deems appropriate in its sole discretion; (b) change the street address of the Building; (c) install and maintain signs on and in the Building; and (d) make such rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Premises and the Property and the preservation of good order therein. In addition to the foregoing, and notwithstanding anything to the contrary contained in this Lease, any space in and/or adjacent to the Premises, including without limitation the area beneath the ceiling of the Premises, used for shafts, stairways, stacks, pipes, conduits, ducts, electric or other utilities, sinks, fans or other Building facilities, and the use thereof, as well as access thereto throughout the Premises for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to Landlord.

16.04 Tenant's Failure to Perform

If Tenant fails to perform any of its obligations under this Lease, Landlord, or any superior lessor or mortgagee, may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency, or if such failure (i) interferes with the use of space by any other tenant in the Building, (ii) interferes with the efficient operation of the Property, or (iii) may result in a violation of any law, or in a cancellation of any insurance policy maintained by Landlord, and (b) such failure continues for more than ten (10) days after written notice from Landlord. All costs and expenses incurred in performing such obligations of Tenant, together with interest thereon at the rate of two percent (2%) per month or such lesser rate as required by law, shall be payable as Additional Rent.

ARTICLE XVII.
LIMITED LIABILITY OF LANDLORD

17.01 No Personal Liability

The liability of Landlord to Tenant for any default by Landlord under this Lease shall be limited to the interest of Landlord in the Property and Tenant agrees to look solely to Landlord's interest in the Property, if any, and to no other asset of Landlord, for the recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment of deficiency.

The obligations of Landlord under this Lease do not constitute personal obligations of the partners, members, shareholders, directors, officers, employees or agents of Landlord, and Tenant will not seek recourse against the partners, members, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Premises or the Property, as the case may be. In the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder, and thereafter Tenant shall look solely to any subsequent landlord, but only for so long as such subsequent landlord is Landlord hereunder, and such subsequent landlord, while it is Landlord hereunder, shall be deemed to have assumed all of the obligations of Landlord under this Lease arising after the date of such sale, conveyance, assignment or transfer.

17.02 Services Provided by Landlord

Except as otherwise expressly provided in this Lease, Landlord will not be required to provide any services, perform any maintenance on or make any repairs to the Premises nor provide any security services for the Property. Any security measures that Landlord may undertake are for the protection of the Property only, and Tenant shall not rely upon them to protect Tenant's property, or employees, invitees or other person or their property. Tenant understands that Landlord does not warrant that any of the services provided under this Lease will be free from interruption. The failure for any reason by Landlord to any extent to furnish, or the interruption or termination of such services to be provided by Landlord shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an offset or abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease.

17.03 Damage to Tenant's Property

Landlord will not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, except to the extent caused by Landlord's negligence or willful misconduct and not covered by the commercial general liability insurance maintained or required to be maintained by Tenant pursuant to Section 7.01. Neither Landlord nor Landlord's employees or agents will be liable for any such damage caused by other tenants or persons in, upon or about said Building or caused by operations in construction of any private, public or quasi-public work.

Tenant hereby releases Landlord and waives any right of recovery against Landlord for loss or damage to Tenant's property whether such loss or damage is caused by the act or omission of Landlord, or Landlord's agents, employees, officers, contractors, licensees, invitees or otherwise.

ARTICLE XVIII.
NOTICE

18.01 Notice

Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed by United States certified mail, return receipt requested, or delivered by hand with a signed receipt therefore, or by nationally recognized overnight courier that provides for receipted delivery at the addresses set forth below. All such notices and other communications will be effective (i) if sent by mail, the date that is two (2) days after the date when postmarked; and (ii) if delivered, upon delivery, or refusal of delivery.
The addresses for all notices are:

Landlord's Notice Address:	3050 Biscayne Properties, LLC 2200 Biscayne Blvd Miami, Florida 33137 Attention: Sharon Christenbury, Esq.
Landlord's Rent Address:	3050 Biscayne Properties, LLC 2200 Biscayne Boulevard Miami, Florida 33137 Attention: Soralin Sanchez

or to such other person or such other address designated by written notice sent by Landlord to Tenant.

Tenant's Notice Address: Simplikate Systems, LLC
3050 Biscayne Boulevard
Suite 602
Miami, Florida 33137
Attention: Tushar Patel

or to such other person or such other address designated by written notice sent by Tenant to Landlord.

ARTICLE XIX.
MISCELLANEOUS

19.01 Parties

A. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representative, successors and permitted assigns hereunder, provided that this Lease shall not inure to the benefit of Tenant and its heirs, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. To the extent Tenant is comprised of more than one entity or individual, as the case may be, each such entity or individual shall be jointly and severally liable for all obligations under this Lease.

B. The term "Landlord" as used in this Lease shall mean the fee owner of the entire Property or, if different, the party holding and exercising the right, as against all others (except space tenants of Building) to possession of the entire Property. Landlord shall have the right, to transfer and assign in whole or in part, all its rights and obligations hereunder and in the Property, and in the event of any voluntary or involuntary transfer of such ownership or right to a successor in interest of Landlord, unless otherwise noted herein, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to Tenant's Security Deposit or any unapplied portion of Tenant's Security Deposit thereof, Landlord shall be relieved of all liability therefore upon transfer of the same to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of Landlord hereunder which shall thereafter accrue. Notwithstanding the foregoing, no mortgagee or ground lessor that succeeds to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent, or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of Landlord.

C. Nothing contained in this Lease shall be deemed or construed by the Parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the Parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the Parties herein, shall be deemed to create any relationship between the Parties hereto other than the relationship of Landlord and Tenant.

D. As part of the consideration for this Lease, Landlord warrants and represents to Tenant that this Lease has been duly authorized, approved and ratified in all respects by all necessary action of Landlord and has been executed and delivered by a duly authorized officer of Landlord. As part of the consideration for this Lease, Tenant warrants and represents to Landlord that this Lease has been duly authorized, approved and ratified in all respects by all necessary action of Tenant and has been executed and delivered by a duly authorized officer of Tenant.

19.02 Brokers

Landlord and Tenant represent and warrant to the other that it has not dealt with any broker in connection with this Lease other than Chariff Realty Group (the "Broker"), and to the best of each of their knowledge and belief, no broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith other than Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other Party harmless from any and all losses, liabilities, claims, judgments, fines, suits, demands, costs, interest and expense of any kind or nature (including reasonable attorneys' fees and disbursements) arising out of or in connection with the breach of such representation or warranty. Landlord will be responsible to pay Broker a commission pursuant to a separate agreement.

19.03 Entire Agreement, Amendments

Neither Party hereto has made any representations nor promises, except as contained herein. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force and effect. No agreement hereinafter made shall be effective to change, modify, discharge, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the change, modification, discharge or abandonment is sought. This Lease incorporates and includes the exhibits attached hereto and contains and embodies the entire agreement of the Parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, of the Parties. Tenant shall, at Landlord's request, promptly execute any requisite document, certificate or instrument that is necessary or desirable to clarify or carry out the force and effect of any terms of conditions of, or obligations of Tenant under this Lease.

19.04 Captions

The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

19.05 Construction of Lease

If any term of this Lease, or the application thereof to any person or circumstances, is deemed to be invalid or unenforceable, the remainder of the Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, will be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

19.06 Force Majeure

Whenever a period of time is herein prescribed for the taking of any action by Landlord, or in the event that Landlord cannot commence or complete the work or perform any other obligation of Landlord hereunder by the date specified therefor, Landlord will not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any

other cause whatsoever beyond the control of Landlord and, with respect to an obligation which must be completed by a specified date, the time for the commencement or the completion of the work or the performance of such obligation will be automatically extended for the period of delay due to such event.

19.07 Hazardous Materials

Tenant will not (either with or without negligence) cause or permit the escape, disposal or release of any asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde and urea-formaldehyde foam insulation, nuclear fuel or waste, petroleum products and any hazardous waste, toxic substance, related components, related constituents, pollutant, or contaminant, including without limitation, any substance defined or treated as a "hazardous substance," extremely hazardous substance or "toxic substance" (or comparable term) in violation of any applicable environmental Laws. Tenant shall not allow the storage or use of such substances or materials in any manner in violation of Laws or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Property any such materials or substances, and then only after written notice is given to Landlord of the identity of such substances or materials, except no notice shall be required for standard office supplies for Tenant's use. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended. 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then Tenant shall reimburse the reasonable costs thereof to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning the presence of hazardous substances or materials on the Premises. Tenant shall indemnify and hold harmless Landlord and Landlord's employees, agents, contractors, members, officers, directors, partners, trustee, and beneficiaries from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term of this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant, or Tenant's employees, agents, contractors or persons acting under Tenant.

By its execution hereof, Tenant acknowledges that it had the opportunity to fully inspect the Premises. Tenant hereby certifies to Landlord that neither Tenant nor any of its employees, agents, or contractors observed or has any knowledge of any mold, mildew, Mold Conditions (as hereinafter defined) or moisture within the Premises and further acknowledges the following:

Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices within the Premises. Tenant will, at its sole cost and expense keep and maintain the Premises in good order and condition in accordance with good mold prevention practices and acknowledges that the control of moisture and prevention of mold within the Premises are integral to its obligations under this Lease.

Tenant, at its sole cost and expense, will:

Regularly monitor the Premises for the presence of mold and any conditions that can reasonably be expected to give rise or be attributed to mold including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks, or any other water penetration (from any source, internal or

external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant's employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the "Mold Conditions"); and

Immediately notify Landlord in writing if it observes, suspects, has reason to believe, or should know of, mold or Mold Conditions present at the Premises.

In the event of suspected mold or Mold Conditions at the Premises, Landlord may cause an inspection of the Premises during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises. If the mold or Mold Conditions are attributable to the acts of omissions of Tenant or Tenant's contractors, agents, or employees, Tenant will be responsible to reimburse Landlord for the cost of such report.

If Mold Conditions are found in the Premises, Tenant shall provide access to Landlord and Landlord's agents to undertake any work at reasonable times to remove Mold Conditions deemed necessary by Landlord. Landlord will remediate any Mold Condition discovered on or about the Premises during the Term that constitutes a risk to the health of persons in, on or about the Premises, provided that such obligation will apply only to the extent that such mold was caused by (1) the activities of Landlord, its agents, employees or contractors; or (2) a defect in the design or construction of Landlord's Work.

Tenant hereby releases and relieves Landlord from any and all liability for bodily injury or damage to property and hereby waives any and all claims against Landlord related to or allegedly caused by or associated with any mold and Mold Conditions in or on the Premises first arising after the Commencement Date.

Tenant agrees not to generate hazardous effluents.

Tenant agrees to allow reasonable access to the Premises for monitoring of the above by Landlord, Miami-Dade County, DERM and the Florida DER to assure compliance with the above as well as any other conditions relating to the use of the Property.

Violation of any of the above shall be deemed to be a material default by Tenant under this Lease.

The provisions of this Section 19.07 will survive the expiration or earlier termination of this Lease.

19.08 Medical Waste.

In addition to Tenant's obligations with respect to Hazardous Substances set forth in Section 19.07, Tenant shall be solely responsible for and shall solely provide, at Tenant's sole cost and expense, for the proper treatment, handling, removal and disposal from the Premises, the Building and the Property, of all infectious and/or hazardous medical waste as the same may be determined from time to time by applicable federal, state or local laws or regulations. Landlord and Landlord's Agent shall not be responsible for the treatment, handling, removal or disposal of same, nor shall Landlord incur any liability to Tenant or any other parties, or any governmental agency or division thereof, relating to same. Tenant hereby agrees to indemnify, defend and hold Landlord and Landlord's Agent harmless with respect to any suits, debts, expenses, liabilities, alleged violations or non-compliance with any federal, state or local law or regulation, and any other demands of any nature whatsoever, for any violation by Tenant of the provisions of this Section 19.08 and for any harm to others caused or alleged to have been caused by Tenant's medical waste.

The provisions of this Section 19.08 will survive the expiration or earlier termination of this Lease.

19.09 Radon

In compliance with Florida law, Landlord is required to provide the following notification: "Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health department."

19.10 Light and View

If the view from the Premises or the light or air entering the Premises are interfered with for any reason whatsoever including, but not limited any structure being erected on land adjacent to the Building or as a result of Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby.

19.11 Recordation

Tenant agrees not to record this Lease or any memorandum hereof but Landlord may record this Lease or a memorandum thereof, at its sole election. Tenant shall join in the execution of any such memorandum of lease requested by Landlord.

19.12 Governing Law, Venue

This Lease and the rights and obligations of the parties hereto are governed by the laws of the State of Florida. Venue for all purposes shall be in Miami-Dade County, Florida.

19.13 Time of Performance

With respect to all obligations of Tenant hereunder, unless otherwise specifically provided, time is of the essence of this Lease.

19.14 Floor Load Limit

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

19.15 Patriot Act and Homeland Security

Tenant represents and warrants that neither Tenant (which for the purpose of this Section 19.15 includes its partners, members, principal stockholders and any other constituent entities) nor any person or entity that owns any direct or indirect beneficial interest in Tenant is, or is acting directly or indirectly for or on behalf of any group, entity, or nation, named by any Executive Order of the President of the United States or the United States Treasury Department as a terrorist or other "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11> or at any replacement website or other replacement official publication of such list or other person, entity, nation or transaction banned or blocked pursuant to any law, order, rule or regulation that is enforced or administered by the

United States Office of Foreign Assets Control or any successor entity, agency or department (an "SDN"). Tenant further represents and warrants that it (i) is currently in compliance with and will at all times during the Term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, and (ii) has not used and will not use funds from illegal activities for any payment made under the Lease.

If Tenant is a privately owned entity, the persons listed on Exhibit E annexed hereto constitute all of the officers, directors, general partners, and persons and/or entities owning twenty-five percent (25%) or more of the shares, membership interests, or partnership interests (as the case may be) of Tenant (collectively the "Principals"). If Tenant is comprised of more than one (1) person or entity, the foregoing certification is made as to each person and entity comprising Tenant.

19.16 Survival

The following provisions of the Lease will survive its expiration or earlier termination: (i) any action arising from or as a result of Tenant's noncompliance during the Term of this Lease or any extensions thereof with Laws and/or the Regulations and Rules; (ii) Tenant's obligation to reimburse Landlord for underpayment of Tenant's Operating Costs and to pay for any repairs undertaken by Landlord on Tenant's behalf; (iii) Landlord's Lien granted hereunder; (iv) Tenant's obligation to pay any legal expenses of Landlord; (v) Tenant's insurance obligations for any event occurring prior to the expiration or earlier termination of the Lease and/or for events occurring by, through or under Tenant at any time; (vi) Tenant's indemnities including those matters arising prior to the expiration of the Lease and/or for events occurring by, through or under Tenant at any time; (vii) Tenant's responsibilities for the condition of the Premises; (viii) limitations on Landlord's liability; (x) disclosure of confidential information hereunder; and (xi) all waivers by Tenant.

19.17 Late Charge

In the event that any payment required by Tenant under the provisions hereof shall not be paid within ten (10) days after its due date, Tenant shall, without further demand, pay a late charge to Landlord equal to five (5) percent of the past due amount, plus any and all bank charges for dishonored checks or funds (each such charge, a "Late Charge"), and such Late Charge will be deemed Additional Rent for all purposes under this Lease. Since the Late Charge described herein shall be in addition to any interest that may be due on any amounts to which a Late Charge shall apply hereunder, Landlord's inability or failure to collect a Late Charge for any reason shall not excuse collection in the future and shall not constitute, or be construed as, a waiver of Landlord's rights hereunder to collect Late Charges now or in the future.

19.18 Waiver of Venue and Trial by Jury by Tenant

LANDLORD AND TENANT HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, BROUGHT BY EITHER OF THEM AGAINST THE OTHER, ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THEIR RELATIONSHIP AS LANDLORD AND TENANT, TENANT'S USE AND OCCUPANCY OF THE LEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT (AND ANY GUARANTORS AND OTHER PARTIES WITH LIABILITY FOR THE PERFORMANCE OF ANY OR ALL OF TENANT'S OBLIGATIONS HEREUNDER, AS WELL AS ANY SUBTENANTS, ASSIGNEES AND LICENSEES OF TENANT) HEREBY AGREES TO

SUBMIT TO THE PERSONAL JURISDICTION AND VENUE IN ANY COURT OF COMPETENT JURISDICTION WITHIN MIAMI-DADE COUNTY, FLORIDA.

19.19 Estoppel Statement

Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge, and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), the dates to which Rent and other charges have been paid, whether or not Landlord is in default hereunder, whether Tenant has any claims or demands against Landlord (and, if so, the default, claim, and/or demand shall be specified) and any other information that may be required by Landlord, any prospective purchaser, ground lessor or mortgagee of the Property or Building and such statement may be delivered by Landlord to any prospective purchaser, ground lessor or mortgagee of the Property or Building and may be relied upon by such prospective purchaser, ground lessor or mortgagee.

19.20 No Warranties

Except as otherwise may be expressly set forth herein, neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant expressly agrees that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

19.21 Landlord's Consent

If Tenant requests Landlord's consent with respect to any matter hereunder and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy will be an action for specific performance or injunction and that such remedy will be available only in those cases where this Lease expressly provides that Landlord will not unreasonably withhold its consent.

19.22 Relocation

Landlord expressly reserves the right to remove Tenant from the Premises if Landlord leases the entire rentable area of the sixth floor of the Building to a single tenant, and to relocate Tenant into some other space of Landlord's choosing of approximately the same dimensions and size within the Property (the "Relocation Premises"), which other space shall be decorated and built-out by Landlord, at Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials from the Premises, or other materials so that the Relocation Premises shall be comparable in its interior design and decoration to the Premises; provided, however, that if Landlord exercises its election to remove and relocate Tenant and the Relocation Premises are at the time leasing for a higher annual Base Rent, then Tenant shall not be required to pay the difference between the Base Rent of the Premises and the higher annual Base Rent of the Relocation Premises; provided further, that if the Relocation Premises are then leasing at an annual Base Rent less than the annual Base Rent of the Premises at that time, Tenant's annual Base Rent shall be reduced to the annual Base Rent then being charged for the Relocation Premises.

19.23 Severability of Provisions

Any provision of this Lease which is prohibited or unenforceable under the laws of the State of Florida or any applicable laws of the United States of America shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof.

19.24 Successors and Assigns

This Lease shall be binding upon and inure to the benefit of Tenant and Landlord and their respective successors and assigns; provided, however, that any assignment by Tenant shall have been made in accordance with Section 6.01 hereof.

19.25 Attorneys' Fees

If any action is brought by either Landlord or Tenant against the other relative to the enforcement of the terms, provisions covenants and conditions of this Lease or in regard to any other matter relating to this Lease, the prevailing party shall be entitled to recover court costs incurred and reasonable attorney's fees (through trial, retrial, arbitration, mediation, judgment enforcement, and all appeals) from the non-prevailing party.

19.26 Intentionally Deleted.

19.27 Counterparts

This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

LANDLORD AND TENANT HAVE EACH CAREFULLY READ AND REVIEWED THIS INFORMED AND VOLUNTARY CONSENT HERETO AND AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date written above:

WITNESSES:

By: [signature]
Name: Mauricio Zapata

By: [signature]
Name: Myriam Kramer

LANDLORD:

3050 BISCAYNE PROPERTIES, LLC, a Delaware limited liability company

By: [signature]
Name: Karen Child
Its: Vice President

WITNESSES:

By: [signature]
Name: Mauricio Zapata

By: [signature]
Name: Myriam Kramer

TENANT:

SIMPLIKATE SYSTEMS, LLC, a Florida limited liability company

By: [signature]
Name: TUSHAR PATEL
Its: CEO

EXHIBIT "A"

FLOOR PLAN

Suites 602 & 603 (collectively, Suite 602)


1475 RSF
Suite 601
Suite 602
Suite 603
1,993 RSF
926 RSF

EXHIBIT "B"

LEGAL DESCRIPTION OF THE LAND

LEGAL DESCRIPTION:

PARCEL 1: Parcel Identification Number: 01-3230-060-0010

TRACTS "A" AND "B" OF EXECUTIVE PLAZA, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 121 AT PAGE 87, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA.

LESS:

A PORTION OF TRACT "A" OF EXECUTIVE PLAZA, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 121 AT PAGE 87, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA; BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE NORTHWEST CORNER OF TRACT "A" OF RANNI SUBDIVISION, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 85 AT PAGE 45 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA; THENCE SOUTH 89°59'30" WEST, ALONG THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID TRACT "A" FOR 101.65' FEET; THENCE N 0°27'10" E FOR 60.70' FEET; THENCE S 89°30'10" WEST FOR 58.73 FEET, TO THE WEST LINE OF TRACT "A" OF SAID EXECUTIVE PLAZA; THENCE S 00°00'47" E FOR 122.69' FEET; THENCE S 89°59'30" W FOR 4.99' FEET; THENCE SOUTH 00°00'47" E FOR 104.96' FEET, TO THE SOUTH LINE OF SAID EXECUTIVE PLAZA PLAT, THENCE N 89°59'30" E FOR 164.84' FEET TO THE SOUTHWEST CORNER OF RANNI SUBDIVISION AS RECORDED IN PLAT BOOK 85 AT PAGE 45 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA, THENCE NORTH 167.44 FEET, TO THE POINT OF BEGINNING.
CONTAINING 0.71 ± ACRES.

PARCEL 2: Parcel Identification Number: 01-3230-060-0030

TRACT "C" OF EXECUTIVE PLAZA, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 121 AT PAGE 87, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA.

PARCEL 3: Parcel Identification Number: 01-3230-060-0020

THAT PARCEL OF LAND VARIABLE WIDTH LYING SOUTH OF THE SOUTH BOUNDARY OF LOT 4, BLOCK 4, OF ELWOOD COURT, PLAT BOOK 9 AT PAGE 181 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA AND LYING NORTH OF THE NORTH BOUNDARY OF TRACT "C" OF EXECUTIVE PLAZA, PLAT BOOK 121 AT PAGE 87 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA, BOUNDED ON THE EAST AND WEST BY THE SOUTHERLY PROJECTION OF THE EAST AND WEST BOUNDARIES RESPECTIVELY OF SAID LOT 4 TO THEIR POINT OF INTERSECTION WITH THE NORTH BOUNDARY OF SAID TRACT "C".

PARCEL 4: Parcel Identification Number: 01-3230-010-0210

LOT 4, BLOCK 4, ELWOOD COURT, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 9, AT PAGE 181, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA.

EXHIBIT "C"
<u>LANDLORD'S WORK</u>

"Landlord's Work" will include the following:

(a) Landlord will (i) construct the improvements to the Premises, (A) in the locations set forth on the Space Plan attached to the Lease as Exhibit "C-1," and (B) in accordance with final plans and specifications (the "Final Plans"), approved by Landlord and Tenant, and (ii) construct the Base Building Improvements (as defined in paragraph (b) below).

(b) The Final Plans for the Premises, will include the following:

(i) Glass walls (not floor to ceiling) in locations shown on the plan,
(ii) Sealed , unpolished concrete floors in reception area and "corridors,"
(iii) Laminated (Pergo type) wood flooring in two executive offices,
(iv) Carpet in other offices,
(v) Flat white paint on walls,
(vi) Exposed ceilings,
(vii) Solid interior doors with vision panel,
(viii) Full size stainless steel refrigerator in kitchen,
(ix) Plastic laminate cabinets in kitchen,
(x) Black laminate counter top in kitchen,
(xi) Brick vaneer on one accent wall,
(xii) Sliding glass doors to conference room,
(xiii) "Coiling conduit" for workstation power supply.

EXHIBIT C-1

Space Plan

Subject to Final Approval



OFFICE
OFFICE
OFFICE
RECEPTION
CONFERENCE
IT
BREAK ROOM
EXECUTIVE OFFICE
EXECUTIVE OFFICE
OPEN AREA
OFFICE
OFFICE
OFFICE
OFFICE
8'-0"
9'-8"
15'-9"
4'-0"
10'-4"
3'-9"
15'-3"
11'-5"
5'-0"
11'-2"
4'-3"
2'-0"
14'-9"
18'-7"
10'-0"
19'-0"
9'-8"
8'-8"
W
S

CONCEPTUAL FLOOR PLAN

EXPOSED CONCRETE OR SLATE....

WOOD FLOORS (LAMINATE)

other offices are all carpet.

EXHIBIT "D"

OPTION TO RENEW

Provided that Tenant is not in default beyond any applicable notice and cure period, and is in occupancy of the entire Premises, Landlord hereby grants such named Tenant only the option to renew ("Renewal Option") the Term of this Lease for one additional term of five years (the "Renewal Term"), commencing as of the date immediately following the Expiration Date, such option to be subject to the covenants and conditions set forth in this Exhibit D. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option no later than 365 days prior to the expiration of the then-current Term of the Lease, with time being of the essence. Tenant's failure to give the Renewal Notice by the date set forth herein, whether due to Tenant's oversight or failure to cure any existing default or otherwise, will render the Renewal Option null and void.

The covenants and conditions of the Lease in force during the Term hereof, as the same may be modified from time to time, will continue to be in effect during the Renewal Term, if properly exercised, subject to the following:

(a) Annual Base Rent for each Lease Year of a Renewal Term shall be paid in 12 equal monthly installments;

(b) For the first Lease Year after the Expiration Date of the initial Term the annual Base Rent will be equal to the greater of (i) 104% multiplied by the annual Base Rent for the immediately preceding Lease Year, or (ii) the annual Market Rate (which shall be determined as set forth below) for the Premises; and

(c) For each subsequent Lease Year after the first Lease Year of the Renewal Term, the annual Base Rent shall be equal to 104% multiplied by the annual Base Rent for the immediately preceding Lease Year.

In addition, the rate for parking charged pursuant to Section 1.02 C of the Lease will be equal to the greater of (x) the then-current rate charged to new tenants in the Building, or (y) the then-applicable rate charged for parking pursuant to this Lease.

Determination of "Market Rate": Within 60 days following Landlord's receipt of the Renewal Notice, Landlord will notify Tenant in writing of the amount Landlord reasonably believes is the market rate. If Tenant agrees, such rate shall be the "Market Rate" for the first Lease Year of the Renewal Term. If Tenant disagrees with the market rate proposed by Landlord, then Tenant shall so notify Landlord in writing. Within ten (10) days following Tenant's objection, the fair market rental value of the Premises will be appraised. To accomplish the appraisal, Landlord and Tenant will each select, within 10 days after Tenant's notice of objection, a reputable, duly certified appraiser experienced in appraising comparable properties in the area of Biscayne Boulevard in which the Building is located. Within 10 days of being appointed, the two selected appraisers will choose a third appraiser who will act as umpire. The appraisers selected by the parties must proceed with dispatch to make independent appraisals of the fair market rental value of the Premises, without regard to this Lease. The average (mean) of the three appraisals will be deemed to be the "Market Rate," except that, if the lowest of the three appraisals differs by more than 10% from the highest appraisal, the umpire must reconcile the differences to arrive at a single value to be used to establish the "Market Rate." Landlord and Tenant will each pay for its own appraiser and will bear equally the fees and expenses of the umpire. If the Base Rent for the first year of the Renewal Term has not been determined before the first day of the Renewal Term, Tenant will pay 104% of the Base Rent applicable to the preceding Lease Year until the Base Rent for the Renewal Term is determined. If Tenant has underpaid the Base Rent, the shortage shall be paid to Landlord within ten (10) days after written notice of such shortage is given to Tenant. If the "Market Rate" cannot be determined by the end of the first Lease Year of the Renewal Term, the Lease shall terminate at the end of such year and Tenant will have no further right to renew this Lease.

EXHIBIT "E"
RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office wastepaper baskets, it will be the responsibility of Tenant with Landlord assistance to dispose of same at Tenant's expense. In no event shall Tenant set such items in the public hallways or other areas of Building or parking facilities, excepting Tenant's own Premises, for disposal.

3. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rages, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees shall have caused the same.

4. All removals, or the carrying in or out of any safes, freight, furniture, equipment, machines or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. The moving of safes or other fixtures or bulk matter of any kind must be made after previous notice to and agreement by the Manager of the building. Any damage done to the building or to the Tenant or to other persons in bringing in or removing safes, furniture, equipment, machines or other bulk or heavy articles shall be paid for by Tenant.

5. Tenants are cautioned in purchasing furniture and equipment that the size is limited to such as can be placed on the elevator and will pass through the doors of the Premises. Large pieces shall be made in parts and set up in the Premises. Landlord reserves the right to refuse to allow to be placed in the Building any furniture or equipment of any description which does not comply with the above conditions.

6. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the outside or inside of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed at the expense of the Tenant, and shall be of a size, color, and style acceptable to the Landlord and as permitted under applicable Laws.

7. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from the Premises, Building or parking facilities regardless of how or when loss occurs.

8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any change be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of this tenancy, restore to the Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof. The Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its

representative to examine the Premises.

9. Tenant, its servants, employees, agents, visitors or licensees shall not paint or decorate in the Premises, or mark, paint or cut into, drive nails or screw into or in any way deface any part of Premises or Building without the prior written consent of Landlord. Other than Landlord's Work, if Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work may not be done without the prior written consent of Landlord, and, if approved, will be done by Landlord, at Tenant's expense, unless Landlord directs Tenant to perform such work.

10. No awnings or other projections shall be attached to the outside walls of the Building.

11. Tenant shall not install any window coverings on the windows of the Premises, and no signs, numerals, letters or other graphics shall be used or permitted in the windows of the Premises. If Tenant violates the provisions of this paragraph, Landlord may enter the Premises and remove such window coverings or signs.

12. Other than Landlord's Work or as otherwise required to be installed by Landlord pursuant to this Lease, no curtains, blinds, shades, or screens shall be attached to or hung in or used in connection with any window or door of the Premises.

13. The Landlord specifically reserves the right to refuse admittance to the building after 6 P.M. daily, or on Saturdays and Sundays or on legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in the Landlord's judgment, shall be denied access to the Premises. The Landlord, for the protection of the Tenants and their effects may prescribe hours and intervals during the night, on Saturday and Sunday, and legal holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving and the time of entrance or departure in a register provided for that purpose by the Landlord.

14. No Tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whittling, singing or in any other way. No Tenant shall throw anything out of the doors, windows, or skylights, or down the passageways.

15. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside the Building.

16. Tenant, its servants, employees, agents, visitors, or licensees shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities: damages resulting from failure to do so shall be paid by Tenant. Each Tenant before the closing of the day and leaving the said Premises shall see that all blinds and/or draperies are pulled and drawn.

17. All plate and other glass now in the Premises or the Building that is broken through cause attributable to Tenant, its servants, employees, agents, visitors, or licensees shall be replaced by and at the expense of Tenant by Landlord's contractors.

18. Tenant shall give Landlord prompt notice of all accidents to or defects in Mechanical Systems or any part or appurtenance of Premises.

19. All contractors and/or technicians performing work for Tenant within the Premises or Building shall be referred to Landlord for approval before performing such work, including without limitation, installation of cabling, internet, telephones, electrical devises and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building or Premises. None of this work shall be done by Tenant without Landlord's prior written approval in accordance with the terms of the Lease.

20. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by the Tenant, and Tenant shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Premises.

21. Canvassing, soliciting and peddling in the Building or parking facilities is prohibited and each Tenant shall cooperate to prevent the same in this respect. Tenant shall promptly report such activities to the Building Manager's office.

22. Tenant, its servants, employees, agents, visitors, or licensees shall not solicit business in the Parking Facilities or Common Areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the Parking Facilities.

23. Tenant shall not use (a) any space, or public hall of the Building, for the delivery or receipt of merchandise, or (b) any hand trucks, except those equipped with rubber tires and side guards.

24. In the event that Landlord is responsible for cleaning the Premises, the work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:00 P.M. and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

25. No Tenant shall occupy or permit any portion of the Premises to be used for manufacturing or for the possession, storage, manufacture, or sale of liquor or narcotics or as a barber or manicure shop, or as an employment bureau. No Tenant shall engage or pay any employees on the Premises, except those actually working for such Tenant on the Premises nor advertise for laborers giving an address at the Premises.

26. The Premises shall not be used for gambling, lodging or sleeping or for any immoral or illegal purposes.

27. No vehicles, or animals of any kind shall be brought into or kept in or about the Premises, except for seeing-eye dogs, and no cooking shall be done or permitted by any Tenant therein. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

28. Tenant, its employees, agents, visitors, or licensees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical

operation or bring into Premises, Building or Parking Facility any inflammable substances or explosives.

29. Neither Tenant nor any, employee, agent, visitor, nor licensee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord.

30. The requirements of tenants will be attended to only upon application at the Building Manager's office. Employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

31. Tenant shall instruct its employees, agents, visitors and licensees to park all vehicles in the appropriate areas. All vehicles parked in other than their appropriate area may be removed by and with no liability to Landlord, at Tenant's expense.

32. Tenant shall not install or authorize the installation of any coin-operated vending machines at the Premises without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect.

33. Tenant shall instruct its employees, agents and invitees to refrain from smoking in the Building. Tenant acknowledges that the Building and the Premises are to be maintained as a smoke-free environment at all times for all persons. Smoking shall only be permitted in those areas that may be designated by Landlord outside of the Building.

PARKING RULES and REGULATIONS

The following is a list of rules and regulations that must be followed to ensure the proper functioning, operation and maintenance of the Parking Facility.

1. Parking spaces are allocated at Landlord's discretion. Additional spaces may be available, on a temporary basis, and will be assigned to tenants at Landlord's discretion, on first-come, first-serve basis.

2. No double parking or idling is allowed.

3. No maintenance or car repair may be performed in the Parking Facility. Emergency repairs may be performed with previous approval from the management office.

4. Any suspicious activity in or around the Parking Facility should be reported immediately to the management office.

5. Parking cards are not transferable, any attempt to effect a transfer will be void and of no effect and will result in the immediate revocation of parking privileges of the putative transferor and transferee.

6. The Landlord and/or its agent are not responsible for losses or damages to automobiles or their contents.

7. For safety purposes, the speed limit in the Parking Facility is five (5) miles per hour.

8. Overnight or weekend parking is not permitted; cars found parked in the same space for

several days and nights will be towed away at owner's or Tenant's expense.

9. Tenants arriving at the entrance gate without a parking card must take a parking ticket to enter and must contact the management office to make alternative arrangements for the day.

10. The charge for replacing damaged parking cards is $50.00. Parking cards are heat and light sensitive and should be kept away from extreme heat and sunlight.

The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, the Building, and the Parking Facility and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon the Parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.

EXHIBIT "F"

TENANT'S OFFICERS, DIRECTORS, MEMBERS

Tushar Patel

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (the "**Amendment**") is made as of the 18 day of May, 2018 (the "**First Amendment Effective Date**"), between **3050 Biscayne Properties, LLC**, having an office at 2200 Biscayne Boulevard, Miami, Florida 33137 ("**Landlord**"), and **Phunware, Inc.**, having an address at 3050 Biscayne Boulevard, Suite 602, Miami, Florida 33137 ("**Tenant**").

W I T N E S S E T H:

WHEREAS, by Agreement of Lease dated as of March 12, 2013 (the "**Lease**"), Landlord, as landlord, did demise and let unto Tenant or Tenant's predecessor-in-interest, as tenant, and Tenant or Tenant's predecessor-in-interest did hire and take certain premises known as and located at Suite 602 (the "**Premises**") in the building commonly known as 3050 Biscayne Boulevard, Miami, Florida 33137 (the "**Building**") as more particularly described in the Lease;

WHEREAS, under the Lease, Tenant had one (1) option to renew the Lease for a five (5) year term (the "**Renewal Option**"), and in order to exercise the Renewal Option, Tenant was required to provide Landlord with written notice of Tenant's election to exercise the Renewal Option by June 30, 2017;

WHEREAS, Tenant failed to timely exercise the Renewal Option and the Renewal Option therefore expired;

WHEREAS, Tenant now has informed Landlord that it wishes to extend the Term of the Lease;

WHEREAS, Landlord has agreed to allow Tenant to extend the Term of Lease pursuant to the terms and conditions herein;

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Defined Terms; Recitals**. All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. The recitals set forth hereinabove are expressly incorporated into the body of this Amendment by reference.

2. **Term**. The parties desire to extend the Term of the Lease as set forth herein. The parties acknowledge and agree that the Expiration Date of the Lease which is currently June 30, 2018 (unless sooner terminated as set forth in the Lease), shall be amended to mean June 30, 2023.

3. **Base Rent**. Commencing on July 1, 2018, the Base Rent shall be calculated as follows:

Applicable Period	Annual Base Rent	Monthly Base Rent	Annual Rent Per Square Foot of Floor Area
July 1, 2018- June 30, 2019	$109,462.50	$9,121.88	$37.50
July 1, 2019- June 30, 2020	$113,841.00	$9,486.75	$39.00
July 1, 2020- June 30, 2021	$118,394.64	$9,866.22	$40.56
July 1, 2021- June 30, 2022	$123,130.43	$10,260.87	$42.18
July 1, 2022- June 30, 2023	$128,055.64	$10,671.30	$43.87

4. **Ratification of Lease**. As modified by this Amendment, the Lease is in all respects ratified and confirmed by the parties hereto (including, without limitation, Tenant's obligation to pay Additional Rent thereunder) and Tenant confirms that Landlord is not currently in default under the Lease. As modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof. Where the terms of the Lease and the terms of this Amendment conflict, the terms of this Amendment shall govern. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective heirs, successors and permitted assigns.

5. **Broker**. Landlord and Tenant covenant, warrant and represent to each other that there was no broker instrumental in consummating this Amendment and no conversations or negotiations were had with any broker concerning the leasing of the Premises pursuant to this Amendment. Tenant and Landlord agree to indemnify, defend and hold and save the other harmless against any and all liability from any claims of any broker other than the Broker who claims to have dealt with the other party (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with the leasing of the Premises).

6. **Counterparts**. This Amendment may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Executed copies hereof may be delivered by telecopy or electronic delivery, and upon receipt, will be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by telecopy delivery, the parties will use best efforts to deliver originals as promptly as possible after execution.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the First Amendment Effective Date.

WITNESSES:

By: ______________________
Name: ______________________

By: ______________________
Name: Elena Redondo

LANDLORD:
3050 BISCAYNE PROPERTIES, LLC,
a Delaware limited liability company,

By: ______________________
Name: CHANTAL DEVOS
Title: VICE-PRESIDENT

WITNESSES:

By: ______________________
Name: ______________________

By: ______________________
Name: IVAN RAMOS

TENANT:
Phunware, Inc.
a Delaware corporation

By: ______________________
Name:
Title:

Digitally signed by Tushar Patel
DN: cn=Tushar Patel, o, ou=EVP Phunware, email=tpatel@phunware.com, c=US
Date: 2018.05.18 12:14:20 -04'00'